Exhibit 32.1
WRITTEN STATEMENT OF THE CHIEF EXECUTIVE OFFICER
Pursuant to 18 U.S.C. ss.1350, I, the undersigned Chairman and Chief Executive Officer of Actuant Corporation (the “Company”), hereby certify, based on my knowledge, that the Annual Report on Form 10-K of the Company for the annual period ended August 31, 2013 (the “Report”) fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the periods covered in the Report.
Date: October 25, 2013

/s/ Robert C. Arzbaecher
Robert C. Arzbaecher
A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Actuant Corporation and will be retained by Actuant Corporation and furnished to the Securities and Exchange Commission or its staff upon request.
The foregoing certification is being furnished to the Securities and Exchange Commission as an exhibit to the Form 10-K and shall not be considered filed as part of the Form 10-K.